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                                                       Exhibit 11

               CERNER CORPORATION AND SUBSIDIARIES
            COMPUTATION OF EARNINGS PER COMMON SHARE


                                                     Three Months Ended        Nine Months Ended
                                              September 28,  September 30, September 28, September 30,
                                                   1996          1995          1996          1995
                                               ------------  ----------    ------------  ------------

Net earnings:                                    $ 770,000  $ 3,491,000   $ 6,681,000    $ 14,215,000

Weighted average number of common and
  common stock equivalent shares:

  Weighted average number of
           outstanding common shares            32,845,572   30,555,747    32,679,356     29,007,578

Dilutive effect (excess of number of shares
  issuable over number of shares
  assumed to be repurchased with
  the proceeds of exercised options based on
  the average market price during the period)      637,159    1,670,004       964,344      1,669,734
                                               -----------  -----------  ------------   ------------

                                                33,482,731   32,225,751    33,643,700     30,677,312

Earnings per common and common stock
  equivalent shares:                                 $ .02      $   .11         $ .20         $  .46
                                               -----------  -----------  ------------   ------------

Weighted average number of common and
  common stock equivalent shares,
  assuming full dilution:

  Additional dilutive effect
  (reduction in number of shares
  assumed to be repurchased with
  the proceeds of exercised stock
  options and converted warrants
  based on the end of the period
  market price of the stock, if
  higher than the average price)                   52,615       41,760             --        109,617
                                               ----------  -----------    -----------   ------------

                                               33,535,346   32,267,511     33,643,700     30,786,929

Earnings per common and common stock
  equivalent shares assuming full
  dilution:                                  $       .02  $       .11     $       .20   $       .46
                                             -----------  -----------     -----------   ------------


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